SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                ----------------

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                       Securities and Exchange Act of 1934



Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Under Rule 14a-12


                          MISSION WEST PROPERTIES, INC.
                (Name of Registrant as Specified In Its Charter)

             -------------------------------------------------------

      (Name of Person (s) Filing Proxy Statement, if other than Registrant)



Payment of Filing Fee (Check the appropriate box):
[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
     (1)  Title of each class of securities to which transaction applies:
     (2)  Aggregate number of securities to transaction applies:
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11(set forth the amount on which the filing fee is calculated and state how it was determined):
     (4) Proposed maximum aggregate value of transaction:
     (5) Total fee paid:

[ ]  Fee paid previously with preliminary materials
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
     (2) Form, Schedule or Registration Statement No.:
     (3) Filing Party:
     (4) Date Filed:

                          MISSION WEST PROPERTIES, INC.

                               10050 Bandley Drive
                           Cupertino, California 95014







Dear Stockholder,

     You are cordially invited to attend the 2006 Annual Meeting of Stockholders of MISSION WEST PROPERTIES, INC. (the "Company") to be held on May 17, 2006 at 10:00 a.m., Pacific time, at the Company's offices at 10050 Bandley Drive, Cupertino, California 95014.

     The matters expected to be acted upon at the meeting are described in detail in the following Notice of the 2006 Annual Meeting of Stockholders and Proxy Statement. Also included is a Proxy Card and postage paid envelope.

     Whether you plan to attend the Annual Meeting or not, it is important that you promptly complete, sign, date and return the enclosed Proxy Card, or vote in accordance with the instructions set forth on the Proxy Card. This will ensure your proper representation at the Annual Meeting.



                                               Sincerely,

                                               /s/ Carl E. Berg

                                               Carl E. Berg
                                               Chairman of the Board and
                                               Chief Executive Officer








                             YOUR VOTE IS IMPORTANT.
                 PLEASE REMEMBER TO PROMPTLY RETURN YOUR PROXY.

                          MISSION WEST PROPERTIES, INC.

                               10050 Bandley Drive
                               Cupertino, CA 95014

                  NOTICE OF 2006 ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 17, 2006


To the Stockholders of Mission West Properties, Inc.:

     NOTICE IS HEREBY GIVEN that the 2006 Annual Meeting of Stockholders (the "Annual Meeting") of Mission West Properties, Inc., a Maryland corporation (the "Company"), will be held at the Company's offices at 10050 Bandley Drive, Cupertino, California 95014 on May 17, 2006 at 10:00 a.m., Pacific time, for the following purposes:

     1. To elect five members of the Board of Directors to hold office until the next Annual Meeting of Stockholders or until their respective successors have been elected and qualified. The nominees are Carl E. Berg, John C. Bolger, William A. Hasler, Lawrence B. Helzel, and Raymond V. Marino.

     2. To ratify the appointment of the accounting firm of Burr, Pilger & Mayer, LLP as the Company's independent registered public accounting firm for the year ending December 31, 2006.

     3. To transact such other business as may properly come before the Annual Meeting or any adjournment of the Annual Meeting.

     The Board of Directors has fixed the close of business on March 24, 2006 as the record date for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting and at any adjournments thereof. A list of such stockholders will be available for inspection at the principal office of the Company.

     All stockholders are cordially invited to attend the Annual Meeting. However, to ensure your representation, you are requested to complete, sign, date and return the enclosed proxy as soon as possible in accordance with the instructions on the Proxy Card. A return addressed envelope is enclosed for your convenience. Any stockholder attending the Annual Meeting may vote in person even though the stockholder has returned a proxy previously. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement.



                                              BY ORDER OF THE BOARD OF DIRECTORS



                                              /s/ Raymond V. Marino
                                              ----------------------------------
                                              Raymond V. Marino
                                              Secretary
Cupertino, California
April 19, 2006

                          MISSION WEST PROPERTIES, INC.
                               10050 Bandley Drive
                           Cupertino, California 95014
                              ---------------------

                                 PROXY STATEMENT
                              ---------------------

                               GENERAL INFORMATION

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Mission West Properties, Inc., a Maryland corporation (the "Company"), of proxies, in the accompanying form, to be used at the 2006 Annual Meeting of Stockholders to be held at 10050 Bandley Drive, Cupertino, California 95014 on May 17, 2006, at 10:00 a.m., Pacific time, and any postponement or adjournments thereof (the "Annual Meeting").

     This Proxy Statement and the accompanying Notice of Annual Meeting and Proxy Card are being mailed on or about April 26, 2006 to all stockholders of the Company's common stock entitled to notice of and to vote at the Annual Meeting.

                       SOLICITATION AND VOTING PROCEDURES

     Shares represented by valid proxies in the form enclosed, received in time for use at the Annual Meeting and not revoked at or before the Annual Meeting, will be voted at the Annual Meeting, as discussed below. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of the Company's common stock, par value $.001 per share ("common stock"), is necessary to constitute a quorum at the Annual Meeting. Holders of common stock are entitled to one vote per share on all matters.

     Assuming the presence of a quorum, for Proposal No. 1 the affirmative vote of a plurality of the votes cast at the Annual Meeting and entitled to vote is required to elect the directors, and the five nominees who receive the most votes will be elected to the Company's Board of Directors. An affirmative vote of the holders of a majority of the votes cast affirmatively or negatively at the Annual Meeting also is necessary for approval of Proposal No. 2 to ratify the appointment of the Company's independent registered public accounting firm for the fiscal year 2006 audit. All proxies will be voted as specified on the proxy cards submitted by stockholders if the proxy is properly executed and is received by the Company before the close of voting at the Annual Meeting or any adjournment or postponement thereof. If no choice has been specified, a properly executed and timely proxy will be voted for the Board's five nominees and for Proposal No. 2, which are described in detail elsewhere in this Proxy Statement.

     The Company will tabulate stockholder votes, and an officer of the Company will tabulate votes cast in person at the Annual Meeting. With respect to the tabulation of proxies for purposes of constituting a quorum, abstentions and broker non-votes are treated as present. Abstentions will not be counted as votes cast at the Annual Meeting with respect to any proposal and will have no effect on the result of the vote. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner (i.e., in "street name") does not have discretionary voting power with respect to a proposal and has not received instructions from the beneficial owner. If the nominee broker properly and timely requests instructions from the beneficial owner and does not receive them, under applicable rules the broker has discretionary authority to vote on certain routine matters such as the election of directors in Proposal No. 1 and the ratification of the Company's independent registered public accounting firm in Proposal No. 2.

     The close of business on March 24, 2006 has been fixed as the record date for determining the stockholders entitled to receive notice of and to vote at the Annual Meeting. As of March 24, 2006, the Company had 18,507,791 shares of common stock outstanding and entitled to vote at the Annual Meeting. Holders of common stock outstanding as of the close of business on the record date will be entitled to one vote for each share of common stock held.

     The cost of soliciting proxies, including expenses in connection with preparing and mailing this Proxy Statement, will be borne by the Company. In addition, the Company will reimburse brokerage firms and other persons representing beneficial owners of common stock for their expenses in forwarding proxy material to such beneficial owners. Solicitation of proxies by mail may be supplemented by telephone, telegram, telex and other electronic means, and personal solicitation by the directors, officers or employees of the Company. No additional compensation will be paid to directors, officers or employees for such solicitation.

     The Company's Annual Report on Form 10-K for the year ended December 31, 2005 is being mailed to the stockholders with this Proxy Statement.

                      VOTING ELECTRONICALLY OR BY TELEPHONE

     A number of brokerage firms and banks are participating in a program provided through ADP Investor Communication Services that offers telephone and Internet voting options. If your shares are held in an account at a brokerage firm or bank participating in the ADP program, you may authorize and direct another person to act as a proxy or to appoint a proxy to vote your shares by calling the telephone number which appears on your voting form or though the Internet in accordance with instructions set forth on the voting form. Any such authorization of a proxy to vote your shares through the ADP program must be received by midnight on May 16, 2006.

     The Internet and telephone voting authorization procedures are designed to authenticate stockholders' identities, to allow stockholders to communicate their authorization of a proxy to vote their shares and to confirm that their instructions have been properly recorded. The Company has been advised by its counsel that the procedures that have been put in place are consistent with the requirements of applicable law. Stockholders communicating proxy authorization via the Internet through ADP Investor Communication Services should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies that would be borne by the stockholder.


                             REVOCABILITY OF PROXIES

     You can revoke your proxy at any time before the voting at the Annual Meeting by sending a properly signed written notice of your revocation to the Secretary of the Company, by submitting another proxy that is properly signed and bears a later date or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not itself revoke an earlier submitted proxy. You should direct any written notices of revocation, requests for additional copies of the Annual Report and Proxy Statement, and related correspondence to: Mission West Properties, Inc., 10050 Bandley Drive, Cupertino, California 95014, Attention: Secretary. Requests for additional copies of the Annual Report and Proxy Statement may also be made by calling the Company at (408) 725-0700.

                                   MANAGEMENT

                        DIRECTORS AND EXECUTIVE OFFICERS

     The names of the Company's executive officers and directors as of March 31, 2006 and certain information about them are set forth below:

       Name                                       Age           Positions with the Company
       ----                                       ---           --------------------------
       Carl E. Berg                                68           Chairman of the Board, Chief Executive Officer and Director
       Raymond V. Marino                           47           President, Chief Operating Officer and Director
       Wayne N. Pham                               36           Vice President of Finance and Controller
       John C. Bolger (1)                          59           Director
       William A. Hasler (1)                       64           Director
       Lawrence B. Helzel (1)                      57           Director

     (1) Member of the Audit Committee, the Compensation Committee and the Independent Directors Committee.

     The following is a biographical summary of the business experience of the Company's executive officers and directors:

     CARL E. BERG. Mr. Berg has served as Chairman of the Board and Chief Executive Officer of the Company since September 1997. Since 1979, Mr. Berg has been a general partner of Berg & Berg Developers and has been a director and officer of Berg & Berg Enterprises, Inc. since its inception. Mr. Berg is a private investor and is also a director of Monolithic System Technology, Inc., Focus Enhancements, Inc., and Valence Technology, Inc.

     RAYMOND V. MARINO. Mr. Marino joined the Company in June 2001 as President and Chief Operating Officer and was appointed by the Board of Directors to fill a newly created board seat in July 2001. From November 1996 to August 2000, he was President, Chief Executive Officer and a member of the Board of Directors of Pacific Gateway Properties, Inc.

     WAYNE N. PHAM. Mr. Pham joined the Company in March 2000 as Controller and was promoted to Vice President of Finance in October 2000. Mr. Pham was formerly the Corporate Accountant and Accounting Manager at AvalonBay Communities, Inc., a multi-family apartment REIT.

     JOHN C. BOLGER. Mr. Bolger became a director of the Company in March 1998. Mr. Bolger is a private investor and certified public accountant. He is the retired Vice President of Finance and Administration of Cisco Systems, Inc., a manufacturer of computer networking systems, a position that he held from May 1989 to December 1992. Mr. Bolger is also a director of Integrated Device Technology, Inc., Wind River Systems, Inc. and Cogent Systems, Inc.

     WILLIAM A. HASLER. Mr. Hasler became a director of the Company in December 1998. For seven years, Mr. Hasler was Dean of the Haas School of Business at the University of California, Berkeley, and is a former vice chairman and director of KPMG LLP. In 1998, he retired as Dean Emeritus and became Co-CEO of Aphton Corporation, a public pharmaceutical company. Mr. Hasler stepped down from his position as Co-CEO of Aphton Corporation and assumed the role of Vice-Chairman of the Board. Mr. Hasler is also the Chairman of the Board of Directors of Solectron Corporation and a director of Aphton Corporation, Technical Olympic USA, Inc., Ditech Communications Network, Stratex Networks, Inc. and Genitope Corporation. He is a trustee of the Schwab Funds.

     LAWRENCE B. HELZEL. Mr. Helzel became a director of the Company in December 1998. Mr. Helzel is a private investor and a general partner of Helzel Kirshman, L.P., a private investment partnership, a position which he has held for more than five years.

CODE OF ETHICS

     The Company has adopted a code of ethics that applies to all of its employees. The code of ethics is available on the Company's website www.missionwest.com. If the Company makes any substantive amendments to the code of ethics or grants any waiver, including any implicit waiver, from a provision of the code to the Company's Chief Executive Officer, President and Chief Operating Officer, Vice President of Finance or Controller, or persons performing similar functions, where such amendment or waiver is required to be disclosed under applicable SEC rules, the Company intends to disclose the nature of such amendment or waiver on its website.

NUMBER, TERM AND ELECTION OF DIRECTORS

     The Company's Bylaws currently provide for a Board of Directors consisting of five directors. Each director serves for a term of one year or until the next annual meeting at which directors are elected and the director's successor is elected and qualified.

DESIGNATION OF CERTAIN DIRECTORS

     Under the Company's Articles of Amendment and Restatement, or Charter, Bylaws and contracts with the "Berg Group," which consists of Carl E. Berg,
Clyde J. Berg, the members of their respective immediate families, and affiliated entities owning limited partnership interests, or O.P. Units, in any of the Company's four operating partnerships, the Berg Group has special rights with respect to meetings of the Board of Directors. A quorum for any meeting requires the presence of Carl E. Berg, or in the event of his death, disability or other event which results in his ceasing to be director, the presence of someone who Mr. Berg has designated to replace him ("Berg Designee"). With written consent from Mr. Berg or the Berg Designee, meetings of the Board of Directors may be held without the presence of either of them. Mr. Berg is obligated to submit a written statement identifying the Berg Designee to the Company from time to time and may amend the statement at his sole discretion. In addition, a majority of the Board of Directors, which must include Mr. Berg or the Berg Designee, is required for approval of any amendment to the Charter or Bylaws and any merger, consolidation or sale of all or substantially all of the Company's assets or those of the Operating Partnerships. These special provisions will remain in effect as long as the Berg Group collectively owns at least 15% of the Company's voting stock computed on a diluted, or "Fully Diluted," basis taking into account all voting stock issuable upon the exercise of all outstanding warrants, options, convertible securities and other rights to acquire voting stock of the Company, and all O.P. Units exchangeable or redeemable for common stock or other voting stock of ours without regard to any percentage ownership limit set forth in the Charter or Bylaws, or by agreement.

COMPENSATION OF DIRECTORS

     The Company pays each director who is not an officer or employee of the Company a fee for serving as director. The annual fee is equal to $25,000 plus $1,500 for attendance (in person or by telephone) at each meeting of the Board of Directors, and $500 for committee meetings. Officers who are also directors do not receive any directors' fees.

     Under the 2004 Equity Incentive Plan, which the Company's stockholders approved at the 2004 annual meeting held in November 2004, the Board of Directors may authorize annual option grants or awards to non-employee directors at the Board's discretion as long as the number of shares or equivalent number of underlying shares of common stock, in the case of certain awards, does not exceed 50,000 per year. Such option grants or awards become exercisable cumulatively with respect to 1/48th of the underlying shares on the first day of each month following the date of grant. Generally, stock options must be exercised while the optionee remains a director. In addition, the full Board of Directors, acting through a disinterested majority, may authorize additional shares to a director who performs significant additional tasks as the chair of a Board of Directors committee or otherwise provides extraordinary service to the Board. In the event of certain acquisitions representing the transfer of more than 50% of the voting power of the Company's stock, all options and awards to non-employee directors will fully vest under that plan.

     In the second quarter of 2005, each of the Company's three non-employee directors received an award of 45,000 dividend equivalent rights ("DERs"). Each DER represents the right to receive payment of the dividend declared with respect to one share of common stock at the time the Company pays the dividend and continues in effect as to each recipient as long as he continues to serve on the Board of Directors.

COMMITTEES OF THE BOARD OF DIRECTORS AND MEETINGS

     The Company's Board of Directors has standing Independent Directors, Audit and Compensation Committees. All three of these committees have the same three members: John C. Bolger, William A. Hasler and Lawrence B. Helzel. Each one is independent within the meaning of AMEX's Listing Standards, Policies and Requirements.

     The Independent Directors Committee is responsible for reviewing and acting upon proposed transactions between the Company and members of the Berg Group under the terms of certain agreements between the Company and such Berg Group members. See "Certain Relationships and Related Transactions." The meetings of this committee occur at the same time as the Audit Committee meetings.

     The Audit Committee has been established in accordance with section 3(a)(58)(A) of the Securities Exchange Act. The Audit Committee reviews, acts on and reports to the Board of Directors with respect to various auditing and accounting matters. The Audit Committee has the authority and responsibility to select, evaluate, and where appropriate, replace the Company's independent registered accounting firm. The Board of Directors has determined that Mr. Bolger, the Chairman of the Audit Committee, and Mr. Hasler are each an "audit committee financial expert" in accordance with applicable SEC rules based upon their prior business experience as described above under "Directors and Executive Officers." The Audit Committee also approves the scope of the services provided and reviews the annual audit fees to be paid to the Company's independent registered public accounting firm, the performance of that firm, the audit report of the Company's consolidated financial statements following completion of the audit and the accounting practices of the Company with respect to internal accounting and financial controls.

     During the year ended December 31, 2005, there were four meetings of the Board of Directors, six meetings of the Audit Committee and Independent
Directors Committee, and one meeting of the Compensation Committee. All five directors attended 100% of the total number of meetings of the Board of Directors. Each of the directors attended 100% of the meetings of the committees of the Board of Directors of which he is a member.

     The  Board  of  Directors  has  delegated  to  the  Compensation  Committee responsibility for reviewing, recommending and approving its compensation policies and benefits programs, including the compensation of Carl E. Berg, Chairman of the Board and Chief Executive Officer, and the Company's other two executive officers. The Compensation Committee also has the principal responsibility for the administration of the Company's equity compensation plan, including approving stock option grants and awards to executive officers. The Board of Directors and Audit Committee also acted by unanimous written consent periodically during the year.

     The Board of Directors does not believe that a nominating committee is necessary because all the independent directors currently serve on the Independent Directors, Audit and Compensation Committees, and any additional committee of independent directors would consist of the same individuals. The Berg Group has the right to designate two nominees to the Board of Directors under the Company's Charter and Bylaws. Currently, Mr. Berg is the only nominee proposed by the Berg Group. The three current independent directors, Messrs. Bolger, Hasler and Helzel have been designated by the Board to review the qualifications of all other candidates for director and to give their recommendations to the entire Board of Directors, which reviews and approves nominations for election to the Board of Directors at the next annual meeting of stockholders. The independent directors will give director candidates proposed by stockholders the same consideration as other proposed candidates.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

     Stockholders who desire to communicate with the Board, or to a specific director, may do so by delivering the communication addressed to either the Board of Directors or any director, c/o Mission West Properties, Inc., 10050 Bandley Drive, Cupertino, California 95014. These communications will be delivered to the Board, or any individual director, as specified.

     The Company has a policy that each director should make every reasonable effort to attend each annual meeting of stockholders. At the Company's 2005 annual meeting of stockholders, two of the Company's directors were in attendance.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following Summary Compensation Table sets forth summary information as to compensation received by the Company's Chief Executive Officer and all other executive officers of the Company (collectively the "Named Executive Officers"), for the years ended December 31, 2005, 2004 and 2003.


                                                                                                    Long-Term
                                                                                                   Compensation
                                                                Annual Compensation                   Awards
                                                    -------------------------------------------   --------------
                                                                                                    Securities
                                                                                 Other Annual       Underlying       All Other
         Name and Principal Position       Year       Salary        Bonus      Compensation (1)      Options      Compensation (2)
       -------------------------------    ------    ----------    ---------    ----------------   --------------  ----------------
       Carl E. Berg (3)                    2005     $100,000       $    --          $22,500                 --             --
       Chairman of the Board and           2004      100,000            --           22,500                 --             --
       Chief Executive Officer             2003      100,000            --           22,500                 --             --

       Raymond V. Marino                   2005     $200,000            --           30,000           250,000         $25,600
       President and Chief Operating       2004      200,000            --           30,000                 --             --
       Officer                             2003      200,000            --           30,000                 --             --

       Wayne N. Pham                       2005     $112,500            --           16,875           100,000         $ 6,400
       Vice President Finance and          2004      112,500            --           16,875                 --             --
       Controller                          2003      112,500            --           16,875                 --             --

(1) Amounts contributed by the Company to the Named Executive Officers' 401(k) accounts.
(2) Amounts compensated by the Company to the Named Executive Officers for dividend equivalent rights ("DERs"). Each such DER represents the right to receive the dividend declared on one share of the Company's common stock paid by the Company and remains in effect as long as the recipient continues to be employed by the Company. Raymond Marino and Wayne Pham received 80,000 and 20,000 DERs, respectively, in the second quarter of 2005. The dividend rate declared for each quarter in 2005 was $0.16 per share of common stock.
(3) No shares issuable upon redemption or exchange of O.P. Units beneficially owned by Mr. Berg are included in this table. See "Share Ownership."


OPTION GRANTS IN LAST FISCAL YEAR

     The following table provides information concerning grants of stock options made during 2005 to each of the Company's Named Executive Officers. The percentage of total options granted to the Company's employees in 2005 is based on total options granted of 575,000 shares. The Company has never granted any stock appreciation rights.

     The options in the table were granted under the Company's 2004 Equity Incentive Plan. Each option has a maximum term of six years, subject to earlier termination if the optionee's services are terminated. For grants made under the Company's 2004 Equity Incentive Plan, the exercise price was the closing price for the Company's common stock as reported on the American Stock Exchange on the applicable grant date.

     The following table sets forth information regarding grants of stock options the Company granted during the fiscal year ended December 31, 2005 to the Named Executive Officers. The Company granted options to purchase a total of 575,000 shares of its common stock during 2005. Potential realizable values are calculated using the Black-Scholes option pricing model.

                                                                         Individual Grants
                                                      -------------------------------------------------------
                                                         Number of
                                                         Securities   % of Total
                                                         Underlying     Options                                 Grant Date
                                                          Options       Granted      Exercise    Expiration    Present Value
Name                                                    Granted (1)     in 2005       Price         Date            (2)
Carl E. Berg                                                 0             0           N/A           N/A            N/A
Raymond V. Marino                                         250,000        43.5%        $10.00      04/27/11       $278,939
Wayne N. Pham                                             100,000        17.4%        $10.00      04/27/11       $111,576

(1) A total of 575,000 options to purchase Common Stock were granted to employees of the Company with respect to the fiscal year ended December 31, 2005. 11.11 % of the options granted vests and become exercisable immediately at the grant date. The remaining options vest monthly for 33 months from the date of the option grant subject to earlier termination in the event of termination of employment.
(2) The estimated present value at the grant date of each option granted during the quarter ended June 30, 2005 has been calculated using the Black-Scholes option pricing model with the following material assumptions: dividend yield of 6.4%, volatility rate of 21.97%, risk-free interest rate of 4.2% and an expected life of approximately 6 years. The actual realized value will depend on the difference between the market value of the common stock on the date the option is exercised and the exercise price. There is no assurance that the value realized by the Named Executive Officer will be at or near the value estimated by the Black-Scholes model.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END VALUES

     The following table provides information regarding the number of shares covered by both exercisable and unexercisable stock options as of December 31, 2005 held by the named executive officers and the values of "in-the-money" options, which values represent the positive spread between the exercise price of any such options and the fiscal year-end value of the Company's common stock. There were no option exercises by any of the Named Executive Officers during the fiscal year ended December 31, 2005.

                                                                         Number of Securities      Value of the Unexercised
                                                                        Underlying Unexercised      In-The-Money Options at
                                         Shares                      Options at December 31, 2005     December 31, 2005 (1)
                                       Acquired on       Value      ---------------------------------------------------------
                   Name                 Exercise       Realized      Exercisable  Unexercisable  Exercisable   Unexercisable
        ---------------------------- -------------- --------------- ------------- ------------- ------------- ---------------

        Carl E. Berg                       --             N/A            N/A           N/A           N/A            N/A

        Raymond V. Marino                  --             N/A          374,997       250,003          -              -

        Wayne N. Pham                      --             N/A          185,335        66,665      $119,200           -

(1) The value of unexercised in-the-money options at fiscal year end assumes a fair market value for the Company's common stock of $9.74, the closing market price per share of the Company's common stock as reported on the American Stock Exchange on December 30, 2005, the last trading day for the year.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLAN

     The following table provides information as of December 31, 2005 regarding equity compensation plans approved by the Company's security holders. The Company does not have any equity compensation plans that have not been approved by its security holders.


                                                               Number of Shares                       Number of Shares of Common
                                                                  of Common                            Stock Remaining Available
                                                              Stock to be Issued   Weighted-Average           for Future
                                                               Upon Exercise of    Exercise Price of     Issuance Under Equity
  Plan Category                                               Outstanding Options Outstanding Options      Compensation Plans
  -------------                                               ------------------- ------------------- --------------------------
Equity Compensation plans approved by security holders            1,422,000            $10.83                3,281,089

Equity Compensation plans not approved by security holders           N/A                N/A                     N/A

Total                                                             1,422,000            $10.83                3,281,089


                                 SHARE OWNERSHIP

     The following table sets forth certain information as of March 31, 2006, concerning the ownership of common stock by (i) each stockholder of the Company known by the Company to be the beneficial owner of more than 5% of the outstanding shares of common stock, (ii) each current member of the Board of Directors of the Company, (iii) each Named Executive Officer and (iv) all current directors and executive officers of the Company as a group.

     The Company has relied on information supplied by its officers, directors and certain shareholders and on information contained in filings with the SEC.

                                                                                                 Percent of All
                                                                                                   Shares of
                                                                                                 Common Stock
                                                                                                   (Assuming       Percent of All
                                                                   Percent of                      Exchange of    Shares of Common
                                             Number of Shares     All Shares of  Number of O.P.    Holder's O.P.     Stock/O.P.
Name                                       Beneficially Owned (1) Common Stock       Units          Units) (2)      Units (1)(2)
------------------------------------------------------------------------------------------------------------------------------------
Executive Officers and Directors:
Carl E. Berg                                          __                 *        44,801,441(3)(10)   69.88%            42.53%
   Chairman of the Board, Chief Executive
   Officer and Director
Raymond V. Marino                                455,687 (4)          2.36%               __           2.36%                *
   President, Chief Operating Officer and
   Director
Wayne N. Pham                                    199,225 (5)          1.03%               __           1.03%                *
   Vice President of Finance and Controller
John C. Bolger, Director                          53,250 (6)             *                __              *                 *
   96 Sutherland Drive
   Atherton, CA 94027
William A. Hasler, Director                       67,250 (7)             *                __              *                 *
   c/o Aphton Corporation
   1 Market Street, Spear Tower, Ste. 1850
   San Francisco, CA 94105
Lawrence B. Helzel, Director                     240,750 (8)          1.25%               __           1.25%                *
   5550 Redwood Road, Suite 4
   Oakland, CA 94619
5% Stockholders:
Cohen & Steers Capital Management, Inc.        2,352,800 (12)        12.19%               __          12.19%             2.23%
   757 Third Avenue
   New York, NY 10017
Neuberger Berman, LLC                          2,042,905 (13)        10.58%               __          10.58%             1.94%
Neuberger Berman, Inc.
   605 Third Avenue
   New York, NY 10158
Ingalls & Snyder, LLC                          4,095,864 (14)        21.22%               __          21.22%             3.89%
   61 Broadway
   New York, NY 10006
W. Reed Simmons                                1,082,946 (15)         5.61%               __           5.61%             1.03%
   61 Broadway
   New York, NY 10006
Steven M. Foote                                1,015,675 (16)         5.26%               __           5.26%                *
   61 Broadway
   New York, NY 10006
Clyde J. Berg                                         __                 *        43,478,470 (9)(10)  69.25%            41.27%
   10050 Bandley Drive
   Cupertino, CA  95014
Berg & Berg Enterprises, Inc. (10)                    __                 *        10,789,383          35.85%            10.24%
   10050 Bandley Drive
   Cupertino, CA  95014
Thelmer G. Aalgaard                                   __                 *         1,854,225           8.76%             1.76%
   10050 Bandley Drive
   Cupertino, CA  95014
John T. Kontrabecki                                   __                 *         1,755,761           8.34%             1.67%
   2755 Campus Drive, Suite 100
   San Mateo, CA  94403
All Directors and Officers as a group (6       1,016,162 (11)         5.26%       44,801,441 (3)      71.47%            43.49%
persons)

* Less than 1%.

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, which generally attribute beneficial ownership of securities to persons who possess sole or shared voting power and/or investment power with respect to those securities and include securities which such person has the right to acquire within 60 days of March 31, 2006. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them. common stock percentage ownership interest calculations are based on 18,511,291 shares outstanding as of March 31, 2006 and exclude all shares of common stock issuable upon the exercise of outstanding options other than the shares so issuable within 60 days under options held by the named person. Common stock/O.P. Units percentage ownership interest calculations are based on 104,549,386 shares of common stock and O.P. Units exchangeable for common stock as of March 31, 2006.

(2) Assumes O.P. Units are exchanged for shares of common stock without regard to (i) whether such O.P. Units may be exchanged for shares of common stock within 60 days of March 31, 2006, and (ii) certain ownership limit provisions set forth in the Company's Articles of Amendment and Restatement.

(3) Includes O.P. Units in which Mr. Berg has a pecuniary interest because of his status as a limited partner in the operating partnerships. Also includes an additional 10,789,383, 196,428 and 169,131 shares of common stock held by or issuable on exchange of O.P. Units beneficially owned by Berg & Berg Enterprises, Inc., Berg & Berg Enterprises, LLC and West Coast Venture Capital, Inc., respectively. Mr. Berg disclaims beneficial interest in any shares or O.P. Units deemed beneficially owned by Kara Ann Berg, his daughter, and the 1981 Kara Ann Berg Trust.

(4)  Includes  435,758  shares of common stock  issuable on exercise of options.
     Does not include 189,242 unvested shares of common stock issuable on exercise of options that are not exercisable within 60 days.

(5)  Includes  199,225  shares of common stock  issuable on exercise of options.
     Does not include 52,775 unvested shares of common stock issuable on exercise of options that are not exercisable within 60 days.

(6) Includes 53,250 shares of common stock issuable on exercise of options. Does not include 23,750 unvested shares of common stock issuable on exercise of options that are not exercisable within 60 days.

(7) Includes 53,250 shares of common stock issuable on exercise of options. Does not include 23,750 unvested shares of common stock issuable on exercise of options that are not exercisable within 60 days.

(8) Includes 53,250 shares of common stock issuable on exercise of options. Does not include 23,750 unvested shares of common stock issuable on exercise of options that are not exercisable within 60 days.

(9) Includes O.P. Units in which Mr. Berg has a pecuniary interest because of his status as a limited partner in the operating partnerships. Also includes L.P. Units held by Mr. Berg as trustee of the 1981 Kara Ann Berg Trust and an additional 10,789,383 shares of common stock held by or issuable on exchange of O.P. Units beneficially owned by Berg & Berg Enterprises, Inc. This does not include any share deemed beneficially owned by Sonya L. Berg and Sherri L. Berg, his daughters, as to which he disclaims beneficial ownership.

(10) Carl E. Berg is an executive officer and director and Clyde J. Berg is a director of Berg & Berg Enterprises, Inc. With members of their immediate families, the Messrs. Berg beneficially owns, directly and indirectly, all of the O.P. Units of Berg & Berg Enterprises, Inc.

(11) Current officers and directors include Carl E. Berg, Raymond V. Marino, Wayne N. Pham, John C. Bolger, William A. Hasler, and Lawrence B. Helzel. See Notes 3 through 8.

(12) Cohen & Steers Capital Management, Inc. is the beneficial owner on behalf of other persons. No such person is known to have an interest in more than 5% of the common stock reported. Amount based on the filing of Schedule 13G on February 13, 2006.

(13) Neuberger Berman, LLC & Neuberger Berman, Inc. is the beneficial owner on behalf of other persons. One employee, Dan McCarthy, has an interest in 5.5% of the common stock reported. No other person is known to have an interest in more than 5% of the common stock reported. Amount based on the filing of Schedule 13G on February 14, 2006.

(14) Ingalls & Snyder, LLC is the beneficial owner on behalf of other persons. No such person is known to have an interest in more than 5% of the common stock reported. Amount based on the filing of Schedule 13G on February 8, 2006.

(15) W. Reed Simmons is the beneficial owner on behalf of other persons. No such person is known to have an interest in more than 5% of the common stock reported. Amount based on the filing of Schedule 13G on February 7, 2006.

(16) Steven M. Foote is the beneficial owner on behalf of other persons. No such person is known to have an interest in more than 5% of the common stock reported. Amount based on the filing of Schedule 13G on February 7, 2006.

CONTRACTUAL AND OTHER CONTROL ARRANGEMENTS

     SPECIAL BOARD VOTING PROVISIONS. The Charter and Bylaws provide substantial control rights for the Berg Group. These rights include a requirement that Mr. Berg or his designee as director approve certain fundamental corporate actions, including amendments to the Charter and Bylaws and any merger, consolidation or sale of all or substantially all of the Company's assets. In addition, the Bylaws provide that a quorum necessary to hold a valid meeting of the Board of Directors must include Mr. Berg or his designee. The rights described in the two preceding sentences apply only as long as the Berg Group members and their affiliates, other than the Company and the Operating Partnerships, beneficially own, in the aggregate, at least 15% of the outstanding shares of common stock on a Fully Diluted basis. In addition, directors representing more than 75% of the entire Board of Directors must approve other significant transactions, such as incurring debt above certain amounts, acquiring assets and conducting business other than through the Operating Partnerships.

     BOARD OF DIRECTORS REPRESENTATION. The Berg Group members have the right to designate two of the director nominees submitted by the Board of Directors to stockholders for election, as long as the Berg Group members and their affiliates, other than the Company and the Operating Partnerships, beneficially own, in the aggregate, at least 15% of the Company's outstanding shares of common stock on a Fully Diluted basis. If the Fully Diluted ownership of the Berg Group members and their affiliates is less than 15% but is at least 10% of the common stock, the Berg Group members have the right to designate one of the director nominees submitted by the Board of Directors to stockholders for election. Its right to designate director nominees affords the Berg Group substantial control and influence over the management and direction of the Company.

     SUBSTANTIAL OWNERSHIP INTEREST. The Berg Group currently owns O.P. Units representing approximately 74.1% of the equity interests in the operating partnerships. The O.P. Units may be converted into shares of common stock, subject to limitations set forth in the Charter (including an overall 20% ownership limitation for the Berg Group), and other agreements with the Berg Group. Upon conversion these shares would represent voting control of the Company. The Berg Group's ability to exchange its O.P. Units for common stock permits it to exert substantial influence over the management and direction of the Company.

     LIMITED PARTNER APPROVAL RIGHTS. Mr. Berg and other limited partners of the Operating Partnerships, including other members of the Berg Group, may restrict the Company's operations and activities through rights provided under the terms of the Amended and Restated Agreement of Limited Partnership which governs each of the Operating Partnerships and the Company's legal relationship to each Operating Partnership as its general partner. Matters requiring approval of the holders of a majority of the O.P. Units, which necessarily would include the Berg Group, include (i) the amendment, modification or termination of any of the Operating Partnership Agreements; (ii) the transfer of any general partnership interest in the Operating Partnerships, including, with certain exceptions, transfers attendant to any merger, consolidation or liquidation of the Company;
(iii) the admission of any additional or substitute general partners in the Operating Partnerships; (iv) any other change of control of the Operating
Partnerships; (v) a general assignment for the benefit of creditors or the appointment of a custodian, receiver or trustee of any of the assets of the Operating Partnerships; and (vi) the institution of any bankruptcy proceeding for any Operating Partnership.

     In addition, as long as the Berg Group members and their affiliates, beneficially own, in the aggregate, at least 15% of the outstanding shares of common stock on a Fully Diluted basis, the consent of the limited partners holding the right to vote a majority of the total number of O.P. Units outstanding is also required with respect to (i) the sale or other transfer of all or substantially all of the assets of the Operating Partnerships and certain mergers and business combinations resulting in the complete disposition of all O.P. Units; (ii) the issuance of limited partnership interests senior to the O.P. Units as to distributions, assets and voting; and (iii) the liquidation of the Operating Partnerships.

COMPARISON OF SHAREHOLDER RETURN ON INVESTMENT

     The following line graph compares the change in the Company's cumulative stockholder return on its shares of common stock to the cumulative total return of the NAREIT Equity REIT Total Return Index ("NAREIT Equity Index") and the Standard & Poor's 500 Stock Index ("S & P 500 Index") from December 31, 2000 to December 31, 2005. The line graph starts December 31, 2000. The graph assumes that the value of the investment in the Company's common stock was $100 at December 31, 2000 and that all dividends were reinvested. The common stock's price on December 31, 2000 was $13.88. The Company obtained the information about the NAREIT Equity Index and S & P 500 Index from each entity respectively, and has assumed that the information is reliable, but cannot assume its accuracy.

[OBJECT OMITTED]]

                             Mission West
                           Properties, Inc.                    S & P 500 Index                 NAREIT Equity Index
                           ----------------                    ---------------                 -------------------
             2000               $100.00                         $100.00                             $100.00
             2001                $98.46                          $88.11                             $113.93
             2002                $83.26                          $68.64                             $118.29
             2003               $118.42                          $88.33                             $162.21
             2004               $104.92                          $97.94                             $213.43
             2005               $102.25                         $102.75                             $239.39


 The stock price performance shown in the graph is not necessarily indicative of future performance of the Company's common stock.

                           NOTE ON CERTAIN INFORMATION

(1) Notwithstanding anything to the contrary set forth in any of the Company's previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate this Proxy Statement on future filings made by the Company under those statutes, the Audit Committee Report, the Report on Executive Compensation and Stock Performance Graph are not deemed filed with the Securities Exchange Commission and shall not be deemed incorporated by reference into any such filings.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

PROPERTY ACQUISITIONS AND FINANCIAL TRANSACTIONS BETWEEN THE COMPANY AND THE BERG GROUP

     FORMATION OF THE COMPANY. Through a series of transactions in 1997 and 1998, the Company became the vehicle for substantially all of the Silicon Valley R&D property activities of the Berg Group, which includes Mr. Berg, his brother Clyde J. Berg, members of their families and a number of entities in which they have controlling or substantial ownership interests. The Company owns these former Berg Group properties, as well as the rest of its properties, through the Operating Partnerships, of which the Company is the sole general partner. Through various property acquisition agreements with the Berg Group, the Company has the right to purchase, on pre-negotiated terms, R&D and other types of office and light industrial properties that the Berg Group develops in the future in the states of California, Oregon and Washington the details of which are set forth above. Since September 1998, the Company has acquired a total of approximately 3,100,000 million rentable square feet of R&D buildings under the Pending Projects Acquisition Agreement and the Berg Land Holdings Option Agreement. The total cost of these properties was approximately $478 million. The Company issued a total of 27,962,025 O.P. Units and assumed debt totaling approximately $209 million to acquire them.

     RELATED PARTY DEBT. Effective October 31, 2005, the Company and the Berg Group mutually agreed to terminate the $20 million line of credit with the Berg Group. The Berg Group line of credit was originally scheduled to mature in March 2006. The Company did not incur any fees or charges for terminating the Berg Group line of credit. Interest expense incurred in connection with the Berg Group line of credit was approximately $0.2 million for the year ended December 31, 2005.

     As of December 31, 2005, debt in the amount of approximately $10.1 million was due the Berg Group under a mortgage note established May 15, 2000 in connection with the acquisition of a 50% interest in Hellyer Avenue Limited Partnership, the obligor under the mortgage note. The mortgage note bears interest at 7.65%, and is due in ten years with principal payments amortized over 20 years. Interest expense incurred in connection with the Berg Group mortgage note was approximately $0.8 million for the year ended December 31, 2005.

     If the Company is unable to repay its debt to the Berg Group when due, the Berg Group could take action to enforce the Company's payment obligations. Potential actions by the Berg Group to enforce these obligations could result in the foreclosure in one or more of the Company's properties and a reduction in the amount of cash distributions to its stockholders. In turn, if the Company fails to meet the minimum distributions test because of a loan default or another reason, it could lose its REIT classification for federal income tax purposes.

     TRANSFER OF INTEREST TO BERG GROUP IN CONSOLIDATED JOINT VENTURE. In July 2000, the Hellyer Avenue Limited Partnership ("Hellyer LP") was formally organized as a California limited partnership between Mission West Properties, L.P. ("MWP"), of which the Company is the managing general partner, and Republic Properties Group ("RPC"), an unaffiliated third party, as a general partner and limited partner. MWP was designated as the managing general partner of Hellyer LP. For a 50% ownership interest in Hellyer LP, RPC agreed to cause Stellex Microwave Systems, Inc. ("Stellex") to provide a 15-year lease on an approximate 160,000 square foot R&D building to be constructed by Berg & Berg Enterprises, Inc. ("BBE") on land owned by another Berg Group member.

     As part of the transaction, MWP acquired the underlying land pursuant to the Berg Land Holdings Option Agreement for a price of $5.7 million by issuing 659,223 O.P. Units to the Berg Group entity that owned the property. Further, under the terms of the Hellyer LP partnership agreement MWP then contributed the land to the partnership at an agreed value of $9.6 million which amount was to be amortized and paid to MWP in the form of income and cash flow preferences. The transaction was reviewed and approved by the Independent Directors Committee.

     In connection with the transaction, BBE built and paid for all improvements on the land. The total cost of the R&D building, exclusive of specified tenant improvements obligations, was approximately $11.4 million. Hellyer LP issued a note for the amount of those construction costs to BBE, which note was secured by the buildings.

     Because RPC's interest in Hellyer LP was attributable solely to its commitment to obtain Stellex as a tenant for the property, the partnership agreement provided that if a payment default occurred within the first five years of the Stellex lease, RPC would lose 100% of its interest in the partnership, and if a payment default occurred during the second five year period under the lease, RPC would lose 50% of its interest in Hellyer LP.

     Pursuant to RPC's commitment to Hellyer LP, Stellex executed a lease agreement obligating Stellex, among other things, to pay monthly rent starting at $1.60 per square foot on a triple net basis for 15 years and to reimburse BBE for the tenant improvement obligations, which ultimately totaled approximately $10.5 million.

     Under the lease terms, Stellex was obligated to reimburse BBE in full for the tenant improvement costs no later than August 25, 2000. Several days before the due date, representatives of Stellex met with representatives of MSW and informed them that Stellex could not pay the balance due BBE. Stellex requested MSW immediately to draw down the letter of credit as a result of a default on the tenant improvement payment required under the lease.

     On September 1, 2000, MWP, as the general partner of Hellyer LP, ceased all allocations of income and cash flow to RPC and exercised the right under the partnership agreement to cancel RPC's entire interest in the partnership. Following discussions with and approval by the Independent Directors Committee, the Company authorized the transfer of RPC's interest in Hellyer LP to BBE. Under the Berg Land Holdings Option Agreement and the Acquisition Agreement dated as of May 14, 1998, the Independent Directors Committee had the right, but not the obligation, to reacquire the property interest and the related distributions related to the property interest at any time. The transfer was effective as of September 1, 2000.

     Stellex filed for bankruptcy protection on September 12, 2000. On November 20, 2000, RPC filed suit in the Circuit Court of Maryland for Baltimore City to recover past distributions and its interest in the Hellyer LP., and the Company counter-sued on behalf of MWP and itself in Superior Court of California for the County of Santa Clara in February 2001.

     In January 2002, Stellex was acquired through its bankruptcy proceeding by a division of Tyco Corporation. In connection with the acquisition of Stellex, the purchaser assumed the lease with Hellyer LP, agreed to comply with all terms of the lease and reimbursed BBE for the tenant improvements, as required under the lease agreement and the Bankruptcy Court order.

     Since the inception of Hellyer LP, the Company has accounted for the properties owned by the partnership on a consolidated basis, with reductions for the minority interest held by the minority partner (first RPC and then BBE). In each period, the Company has accrued amounts payable by Hellyer LP to the minority interest partner, including BBE, prior to payment. Through December 31, 2005, accumulated cash flow distributions from Hellyer LP totaling approximately $3.1 million were accrued, of which $2.9 million was distributed to BBE, which has been classified on the Company's consolidated balance sheets as an account receivable from BBE with an offsetting account payable to BBE. The Company did not object to that proposed classification.

     In April 2004, the Circuit Court of Maryland for Baltimore City issued its decision in the Maryland suit and awarded damages of approximately $1.1 million to RPC. The court denied all requests by MWP, including a declaration that all of RPC's interests in Hellyer L.P. were validly converted to limited partnership interests and transferred to MWP or its designee in accordance with the terms of the Hellyer L.P. partnership agreement. The court also denied RPC's request for an injunction ordering the reinstatement of RPC's partnership interests in Hellyer L.P. MWP has appealed the decision to the Maryland Appeals Court. If the litigation with RPC is ultimately decided in RPC's favor, the Company anticipates that BBE may be required to return RPC's former interest in Hellyer LP and all prior distributions to RPC. If the litigation is ultimately decided in the Company's favor, the Independent Directors Committee has the right, but not the obligation, to acquire the former RPC interest and related distributions from BBE under the terms of the Berg Land Holdings Option Agreement and the Acquisition Agreement. In July 2004, RPC attached the Company's bank account for approximately $1.1 million. Following a July 2004 hearing in the Superior Court of the State of California for the County of Santa Clara, the Company posted a $1.5 million appeal bond in August 2004 and RPC removed the attachment on the Company's bank account until final resolution of the appeal in Maryland. On February 4, 2005, the Maryland Appeals Court heard the Company's appeal. On March 1, 2005, the Maryland Appeals Court ruled in favor of MWP, finding that the Circuit Court of Maryland could not assert personal jurisdiction in the RPC suit. In April 2005, the decision of the Maryland Appeals Court became final, and MWP obtained a court order for the release of a $1,551 bond, which it posted to remove an attachment order issued to RPC. In April 2005, RPC submitted a motion to the Superior Court of the State of California effectively asking the court to prevent MWP from dismissing the previously dismissed California suit. In July 2005, the Maryland Supreme Court agreed to hear an appeal filed by RPC, and in April 2006, the Maryland Supreme Court affirmed the decision of the Maryland Appeals Court, thereby concluding the Maryland litigation.

     BERG COMMITMENT TO COMPLETE FUTURE IMPROVEMENTS AND BUILDING IN CONNECTION WITH CERTAIN ACQUISITIONS FROM THE BERG GROUP UNDER THE BERG LAND HOLDINGS OPTION AGREEMENT. The Berg Group has an approximately $7.5 million commitment to complete an approximately 75,000 to 90,000 square foot building in connection with the Company's 2001 acquisition of 245 Caspian in Sunnyvale, which consisted of approximately three acres of unimproved land zoned for commercial development. The Berg Group has an approximately $2.5 million commitment to complete certain tenant improvements in connection with the Company's 2002 acquisition of 5345 Hellyer Avenue in San Jose.

     CONDITIONAL REMOVAL OF BERG GROUP-OWNED REAL ESTATE FROM THE BERG LAND HOLDINGS OPTION AGREEMENT. In April 2005, the Berg Group disclosed the receipt of an offer from an unrelated party to purchase a portion of the Piercy & Hellyer land comprised of approximately 10 acres in San Jose, California that is subject to the Berg Land Holdings Option Agreement with us. The prospective purchaser has disclosed its intention to develop "for sale" industrial type buildings. In light of the overcapacity in the Silicon Valley R&D properties market and the Company's current inventory of available buildings for lease in this submarket, the Independent Directors Committee, which is responsible for reviewing, evaluating and authorizing action with respect to any transaction between us and any member of the Berg Group, authorized removal of this approximately 10-acre parcel of land from the scope of the Berg Land

Holdings Option Agreement, subject to the completion of the sale to the unrelated party. In making this determination, the Independent Directors Committee considered a number of factors, including risks and other potentially adverse consequences that could be associated with acquiring undeveloped land for future development. In the event this parcel of land is not sold to this prospective purchaser, the parcel would not be deemed to be removed from the scope of the Berg Land Holdings Option Agreement and would remain eligible for potential future acquisition by the Company, under the Berg Land Holdings Option Agreement.

     BERG CONTROLLED ENTITIES HAVE FINANCIAL INTERESTS IN CERTAIN TENANTS THAT LEASE SPACE FROM THE COMPANY. During the year ended December 31, 2005, Carl E. Berg or entities controlled by Mr. Berg held financial interests in several companies that lease space from the operating partnerships, which include three companies where Mr. Berg has a greater than 10% ownership interest. These related tenants occupy a total of approximately 48,000 square feet and contributed $731,000 in rental revenue in 2005.

     LAND LEASE RENT REIMBURSEMENT TO CARL E. BERG. One tenant is currently leasing four R&D buildings from the Company and is also leasing raw land from Carl E. Berg. Total rent to the tenant is paid directly to the Company, which includes the land rent. The Company reimburses Carl E. Berg $85,000 per month for the land rent portion.

     LEASING AND OVERHEAD REIMBURSEMENTS PROVIDED BY BERG CONTROLLED ENTITY. The Company currently leases office space owned by Berg & Berg Enterprises, Inc., an affiliate of Carl E. Berg and Clyde J. Berg. Rental amounts and overhead reimbursements paid to Berg & Berg Enterprises, Inc. were $90,000 for the year ended December 31, 2005.

     LEASE RESTORATION COSTS REIMBURSEMENTS. In March 2006, the Company and Fujitsu Limited, or Fujitsu, agreed to the termination of a lease for one building consisting of approximately 125,000 square feet. Fujitsu is responsible for repairing damage to the building and with the Company's approval has hired Berg & Berg Enterprises, LLC to perform the restoration work for a total of approximately $4,500,000.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, executive officers and persons who own more than 10% of a registered class of the Company's equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of ours. Directors, executive officers and greater than 10% holders are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file

     To the Company's knowledge, based solely on review of the copies of the above-mentioned reports furnished to the Company and written representations regarding all reportable transactions, during the fiscal year ended December 31, 2005, all Section 16(a) filing requirements applicable to its directors, officers and greater than ten percent holders were complied with on time except that John C. Bolger inadvertently did not timely file one report on Form 4 with respect to options granted on April 27, 2005. Mr. Bolger filed a Form 4 reporting this option grant on May 2, 2005.

                     REPORT ON EXECUTIVE COMPENSATION BY THE
                COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

COMPENSATION PHILOSOPHY

     The Company's executive compensation policy is designed to attract and retain qualified executive personnel by providing executives with a competitive total compensation package based in large part on their contribution to the financial and operational success of the Company, the executive's personal performance and increases in stockholder value as measured by the Company's stock price.

COMPENSATION PROGRAM

     The compensation package for the Company's executive officers consists of the following three components:

     BASE SALARY. The Compensation Committee determines the base salary of each executive based on the executive's scope of responsibility, past accomplishments and experience and personal performance, internal comparability considerations and data regarding the prevailing compensation levels for comparable positions in relevant competing executive labor markets. The Committee may give different weight to each of these factors for each executive, as it deems appropriate. In selecting comparable companies for the purpose of setting competitive compensation for the Company's executives, the Compensation Committee considers many factors not directly associated with stock price performance, such as geographic location, annual revenue and profitability, organizational structure, development stage and market capitalization.

     ANNUAL INCENTIVE COMPENSATION. At the present time, the Company does not have an annual incentive compensation program in place. However, the Compensation Committee may in the future at the Compensation Committee's discretion institute an annual incentive program.

     STOCK OPTIONS AND AWARDS. The Compensation Committee believes that granting stock options and/or awards to executives and other key employees on an ongoing basis gives them a strong incentive to maximize stockholder value and aligns their interests with those of other stockholders. The Compensation Committee determines stock option grants and awards to executives and has authorized the Company's CEO to determine stock option grants and awards for all other employees, subject to the Compensation Committee's approval of total share allocations from the Option Plan. In determining the size of stock option grants and awards, the Compensation Committee considers the executive's current position with and responsibilities to the Company, potential for increased responsibility and promotion over the option term, tenure with the Company and performance in recent periods, as well as the size of comparable awards made to executives in similar positions in competing executive labor markets. Generally, each stock option grant allows the executive to purchase shares of common stock at a price per share equal to the market price on the date the option is granted, but the Compensation Committee has the power to grant options at a lower price if considered appropriate under the circumstances. Each stock option grant generally becomes exercisable, or vests, in installments over time, or contingent upon the executive's continued employment with the Company. Options were granted to four employees and three non-employee directors totaling 710,000 in 2005, which options vest monthly for 33 months from date of grant, subject to continued employment or other service to the Company. Each option grant has a term of six years from the date of grant subject to earlier termination in certain events related to termination of employment. The options were granted at an exercise price of $10.00 per share. Because the Company's stock price has been relatively stable and options have not constituted a material element of compensation during the past few years, in 2005 the Compensation Committee also authorized the award of DERs to executives, other than Mr. Berg, as described above under "Executive Compensation."

     COMPENSATION OF CHIEF EXECUTIVE OFFICER. The annual salary for Mr. Berg was set in 1997 and first became payable in 1998. The Compensation Committee has no plan to adjust his compensation.

     COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(m). Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to publicly-held companies for compensation paid to certain executive officers, to the extent that compensation paid to the officer exceeds $1 million during the taxable year. The compensation paid to the Company's executive officers for the year ended December 31, 2005 did not exceed the $1 million limit per officer. In addition, the Option Plan and executive incentive option grants have been structured so that any compensation deemed paid to an executive officer in connection with the exercise of his or her outstanding options with an exercise price per share equal to the fair market value per share of the common stock on the grant date will qualify as performance-based compensation that will not be subject to the $1 million limitation. It is very unlikely that the cash compensation payable to any of the Company's executive officers in the foreseeable future will approach the $1 million limit, and the Compensation
Committee does not expect to take any action at this time to modify cash compensation payable to the Company's executive officers to avoid the application of Section 162(m).

The Compensation Committee of the Board of Directors:

John C. Bolger
William A. Hasler
Lawrence B. Helzel

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee of the Board of Directors was formed in December 1998 and currently is comprised of Messrs. John C. Bolger, William A. Hasler and Lawrence B. Helzel. None of these individuals were at any time during 2005, or at any other time, an officer or employee of the Company. No executive officer of ours serves as a member of the compensation committee or board of directors of any other entity that has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

                             AUDIT COMMITTEE REPORT

     The Board of Directors adopted an amended Audit Committee Charter on April 28, 2004, which sets forth the responsibilities of the committee. The Company notes, however, that management has primary responsibility for its financial statements and the overall financial reporting process, including its system of internal controls. Furthermore, the Company's independent registered public accounting firm audits management's assessment of the effectiveness of internal control over financial reporting and the financial statements prepared by management, expresses an opinion on whether those financial statements fairly present the financial position, results of operations and cash flows in conformity with accounting principles generally accepted in the United States of America, and discusses with the Audit Committee any issues they believe should be raised with us.

     The Audit Committee has reviewed and discussed the audited financial statements of the Company for fiscal year 2005 and management's assessment of the effectiveness of internal control over financial reporting with management and the Company's independent registered public accounting firm, BDO Seidman, LLP ("BDO"). The Audit Committee discussed with BDO matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee was also provided by BDO the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with BDO that firm's independence.

     Based on the discussions with BDO concerning the audits, the independence discussions and the financial statement review, and such other matters deemed relevant and appropriate by the Audit Committee, we recommended to the Board of Directors that the Company's financial statements for the fiscal year ended December 31, 2005 be included in its 2005 Annual Report on Form 10-K filed with the SEC.

The Audit Committee of the Board of Directors:

John C. Bolger
William A. Hasler
Lawrence B. Helzel

            --------------------------------------------------------
                                 PROPOSAL NO. 1:
                              ELECTION OF DIRECTORS
            --------------------------------------------------------

     At the Annual Meeting, five directors (constituting the entire Board of Directors) are to be elected to serve until the next annual meeting of Stockholders and until each director's successor is elected and qualified, or until the death, resignation or removal of such director. There are five nominees, all of whom are currently directors of the Company.

                                    NOMINEES

     Set forth below is information regarding the nominees for election to the Board of Directors:

              Name                                    Position(s) with the Company                         First Elected Director
---------------------------------    ---------------------------------------------------------------     ---------------------------
Carl E. Berg                         Chairman of the Board, Chief Executive Officer and Director                    1997
John C. Bolger                       Director                                                                       1998
William A. Hasler                    Director                                                                       1998
Lawrence B. Helzel                   Director                                                                       1998
Raymond V. Marino                    President, Chief Operating Officer and Director                                2001

     In accordance with the Company's Bylaws, it is a qualification of two directors that they be nominated by the Berg Group and that one such director be Carl E. Berg, or the Berg Designee as long as the Berg Group and its affiliates (other than the Company and the Operating Partnership) own at least 15% of the Fully Diluted number of shares. The Company has been advised by Mr. Berg, who represents the Berg Group, that he will be the only Berg Group nominee for election at this meeting.

     A plurality of the votes cast at the Annual Meeting is required to elect each nominee as a director. Unless authority to vote for any of the nominees named above is withheld, the shares represented by the enclosed proxy will be voted FOR the election as directors of such nominees. Each person nominated has agreed to serve if elected, and the Board of Directors has no reason to believe that any nominee will be unavailable or will decline to serve. In the event, however, that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who is designated by the current Board of Directors to fill the vacancy.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF ALL OF THE ABOVE NOMINEES.

          -----------------------------------------------------------
                                 PROPOSAL NO. 2:
                  INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
          -----------------------------------------------------------

     The Audit Committee of the Company's Board of Directors has appointed Burr, Pilger & Mayer, LLP as the Company's independent registered public accounting firm to audit the financial statements of the Company for the year ending December 31, 2006. The Board of Directors proposes that the stockholders ratify this appointment.

     The Company expects that representatives of Burr, Pilger & Mayer, LLP will be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

     In the event that stockholders fail to ratify the appointment, the Audit Committee will reconsider its selection. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the Company's best interests.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

     On April 4, 2006, the Audit Committee of the Board of Directors of Mission West Properties, Inc. determined not to renew its engagement of BDO Seidman, LLP as the Company's independent registered public accounting firm ("auditors"), and decided to engage Burr, Pilger & Mayer, LLP to serve as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2006.

     The aggregate fees billed to the Company by BDO Seidman, LLP for professional services rendered with respect to 2005 and 2004 fiscal years are as follows:

BDO Seidman, LLP                        2005                       2004
----------------                      --------                   ---------
Audit Fees (1)                        $373,140                   $350,655


(1) Includes the aggregate fees billed for the audit and review of the Company's annual and quarterly financial statements and the audit of internal controls over financial reporting in 2005 and 2004.

     There were no other audit related, tax or other fees or any fees for non-audit services accrued by or billed to the Company by BDO Seidman, LLP in 2005 and 2004.

     The Audit Committee pre-approves all annual audit engagement services and fees and all fees for non-audit services (other than non-audit services that are de minimus within the meaning of section 10A(i)(l)(B) of the Securities Exchange Act and non-audit services that the independent accountants are prohibited from providing to us). The Audit Committee requires the independent accountants to submit a detailed proposal and budget for each engagement prior to the commencement of the engagement. Additional services must be pre-approved by the Audit Committee or the Chairman of the Audit Committee to whom pre-approval authority has been delegated. All services of the independent registered public accountants relating to review and attestation of internal controls and procedures are pursuant to section 404 of the Sarbanes Oxley Act.

     There were no fees paid to independent accountants in the past three fiscal years that were for non-audit services that the Audit Committee or Chairman did not pre-approve.

CHANGE OF ACCOUNTANTS

2004

     On January 26, 2004, PricewaterhouseCoopers, LLP, San Francisco, California ("PWC"), the independent registered public accounting firm previously engaged as the principal accountant to audit the financial statements of Mission West Properties, Inc., (the "Company"), resigned as independent auditors for the Company. PWC did not issue a report of independent auditors' with respect to the Company's 2003 financial statements prior to its resignation.

     The reports of PWC on the Company's consolidated financial statements for the preceding two fiscal years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

     In the Company's view there were no disagreements with PWC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of PWC would have caused them to make reference thereto in their report on the financial statements for such years in connection with PWC's audits for 2001 and 2002 and through January 26, 2004.

     Also,  during  fiscal  years 2001 and 2002,  and through  January 26, 2004,
there  were  no   "reportable   events"  (as  defined  in  Regulation  S-K  Item
304(a)(1)(v)) known to the Company.

     In connection with the Company's disclosure of PWC's resignation, the Company asked PWC to furnish it with a letter addressed to the SEC stating whether PWC agreed or disagreed with the above statements. In response to that request, PWC submitted the following response to the SEC:

     Commissioners:

     We have read the statements made by Mission West Properties, Inc., which we understand has been filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report dated January 26, 2004. In addition to the events reported in such Form 8-K, with which we agree, additional events that should have been reported by the Company follow:

     In connection with our review of the Company's interim financial statements for the period ended September 30, 2003, management provided us with oral representations relating to certain related party transactions. We subsequently requested the representations in writing, and management has not been willing to comply with this request.

     In connection with our audit of the Company's financial statements for the year ended December 31, 2003, we had the following reportable events or disagreements with management as to the nature and extent of our audit procedures:

     1. We requested written representations from management relating to the related party transactions referred to above, and we indicated that the requested written representations were necessary for us to complete our audit. The Company and its counsel responded that they were not willing to provide the requested written representations and, further, indicated that the requested representations were not necessary for us to complete our audit.

     2. In response to our inquiries regarding subsequent events and other matters that may be significant to our audit, management expressed an unwillingness to respond fully to our inquiries.

     3. We informed the audit committee that information came to our attention that, if further investigated, may materially impact the fairness or reliability of financial statements previously issued by the Company and, due to our resignation, we did not conduct further investigation.

     Because of the foregoing circumstances, and the fact that management has made statements that are inconsistent with oral representations made previously, we advised the audit committee that we are no longer willing or able to rely on the representations of management.

     On February 12, 2004, we informed the Company that our audit reports dated January 21, 2002 and January 28, 2003 on the financial statements of the Company for the years ended December 31, 2001 and 2002 should no longer be relied upon, and that we are no longer willing to be associated with the interim financial statements of the Company for any interim periods within such years or for any interim periods in the period ended September 30, 2003.

     In reply to PWC's response to the SEC, the Company's management submitted its response on SEC Form 8-K/A filed February 15, 2004, in which the Company objected strenuously to the assertions contained in PWC's letter. The Company also corresponded with the SEC regarding the Company's objections to PWC's letter. The following are the Company's responses to PWC's letter to the SEC as reported by the Company in the Form 8-K/A filed on February 15, 2004:

     Response to Items 1 - 3 in PWC's Letter to SEC:

     1. William Croteau, the PWC audit engagement partner ("Croteau") resigned during a telephone call at approximately 6:30 PM on Monday, January 26, 2004 with John Bolger the Chairman of the Audit Committee. Prior to that telephone call PWC had not met with the Audit Committee at any time to discuss any of the issues described herein, which PWC was obligated to do under terms of its engagement letter. During the telephone call with Mr. Bolger, Croteau stated he would not attend the regular Audit Committee meeting scheduled for the following day and further stated to Mr. Bolger that no accounting or disclosure issues existed. At no time prior to the telephone conversation with Bolger on the night of January 26, 2004 had Croteau advised the Audit Committee of any issues with any member of management, including Mr. Berg or Mr. Marino, that would lead to PWC's resignation. The representations requested by PWC were related to the proposed management representation letter for the third quarter of 2003 which was not furnished to management until November 19, 2003 more than 30 days after clearance on release of earnings by PWC and the Audit Committee. In addition, the representation letter from PWC was received by management after the PWC had approved the Form 10-Q for the quarter ended September 30, 2003 which was filed by the Company on November 13, 2003. On December 5, 2003 after returning from vacation, Mr. Marino provided the representation letter to Mr. Berg for signature. Mr. Berg believed the representation letter PWC asked management to sign contained (i) inaccurate and potentially misleading statements and (ii) asked management to speculate about future contingent events that were not subject to the control of management. On December 6, 2003 management provided PWC with alternative language that management considered factual and correct. Discussions and email communications on this matter continued between management and PWC until we received an email from Croteau at 5:30 p.m. on January 23, 2004 stating that PWC had reached an "impasse" with management on this matter. Following receipt of Croteau's January 23 email, management expected that this impasse would be resolved by the Audit Committee at the next scheduled meeting on Tuesday, January 27, 2004. If PWC had met with the Audit Committee as scheduled; advised them of PWC's issues and given the Audit Committee the opportunity to resolve such issues, this dispute could have been resolved.

     2. Neither the Company's management nor the Audit Committee was ever informed by PWC of any subsequent events or other matters where management had been unwilling to fully respond or cooperate, except as stated above.

     3. PWC only informed the Audit Committee after their decision to resign "that information came to our [their] attention that, if further investigated, may materially impact the fairness or reliability of financial statements issued by the company..." The Audit Committee is having the matter outlined in item 1 above independently investigated, since this is the only matter which PWC has informed the Audit Committee would require further investigation. Once again, PWC's statement that they "advised the audit committee that we [they] are no longer willing to rely on representations of management" were not presented by PWC to the Audit Committee prior to PWC's resignation. Management believes that the Audit Committee has been fully apprised of all circumstances that were the subject of the representations referred to above.

     With respect to the pertinent paragraph in PWC's letter, management of the Company denies having made any oral representations to PWC that were the same or substantially similar to the representations in PWC's proposed third quarter 2003 representation letter that management rejected. Furthermore, PWC failed to advise the Audit Committee of any concern that PWC had or any audit issues related to such proposed representations until four days after PWC resigned as independent accountant.

     Responses to Last Two Paragraphs of PWC's Letter to SEC:

     Prior to its resignation, PWC had never informed management or the Audit Committee of any inconsistent statements except those disputed above, which would have been resolved, if PWC had not breached its contractual obligations contained in the engagement letter by resigning before allowing the Audit Committee to investigate any such allegations.

     By resigning without meeting with the Audit Committee and informing them of any management issues was a breach of PWC's engagement letter. Refusing to complete the December 31, 2003 audit and failing to allow their audit reports for December 31, 2001 and 2002 to be relied upon, PWC has acted recklessly, thereby exposing the Company to undetermined costs and damages. Prior to its resignation, PWC had never disclosed to management or the Audit Committee any material issues related to the fairness or reliability of financial statements of the Company.

     On May 10, 2004, the Audit Committee of the Board of Directors authorized the engagement of BDO Seidman, LLP as the Company's new independent registered public accounting firm for the fiscal years ending December 31, 2003 and December 31, 2004. BDO completed the audit of the Company's 2001, 2002 and 2003 financial statements and issued its report on July 30, 2004.

     During the two most recent fiscal years ended December 31, 2003 and 2002 and the subsequent interim period through May 10, 2004, BDO Seidman, LLP had not been engaged as independent accountants to audit the financial statements of the Company, nor had it been consulted regarding the application of accounting principles to any specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, or any matter that was the subject of a disagreement or reportable event.

2006

     On April 4, 2006, the Audit Committee of the Board of Directors of Mission West Properties, Inc. (the "Company") determined not to renew its engagement of BDO Seidman, LLP ("BDO") as the Company's independent registered public accounting firm ("auditors"), and decided to engage Burr, Pilger & Mayer, LLP ("BPM") to serve as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2006.

     BDO's audit reports on the Company's consolidated financial statements and management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of and for the years ended December 31, 2005 and 2004 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. In connection with the audits of the Company's consolidated financial statements for each of the two most recent fiscal years ended December 31, 2005 and 2004 and through March 31, 2006, there were no disagreements between the Company and BDO on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of BDO, would have caused BDO to make reference in connection with their opinion to the subject matter of the disagreement. During the two most recent fiscal years and through March 31, 2006, there have been no "reportable events" as defined in Regulation S-K, Item 304(a)(1)(v).

     During the Company's fiscal years ended December 31, 2005 and 2004 and through March 31, 2006, BPM has not been engaged as an independent registered public accountant to audit the Company's consolidated financial statements, nor has BPM been consulted regarding the application of the Company's accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements, or matters that was either the subject of a disagreement as that term is defined in Item 304(a)(1)(iv) or a reportable event as described in Item 304(a)(1)(v) of Regulation S-K.


     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE PROPOSAL TO RATIFY THE SELECTION OF BURR, PILGER & MAYER, LLP TO SERVE AS THE
COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2006.

STOCKHOLDER PROPOSALS FOR 2007 ANNUAL MEETING

     To be considered for inclusion in the Company's proxy card and proxy statement relating to the 2007 Annual Meeting of Stockholders, proposals subject to SEC Rule 14a-8 must be received at the Company's principal office no later than January 17, 2007.

     In addition, if you desire to bring other business, including director nominations, for the 2007 Annual Meeting that will not be included in the Company's proxy card and proxy statement, your notice must be delivered to the Company no earlier than February 16, 2007 and no later than March 18, 2007.

     For additional requirements, a stockholder should refer to the Company's Bylaws, Article II, Section 12, "Nominations and Proposals by Stockholders," a current copy of which may be obtained from the Company's Secretary. If the Company does not receive timely notice pursuant to the Company's Bylaws, any proposal will be excluded from consideration at the 2007 Annual Meeting.

     All stockholder proposals should be addressed to the attention of the Secretary at the principal office of the Company.

OTHER MATTERS

     The Board of Directors knows of no other matters to be presented for stockholder action at the Annual Meeting. However, if other matters do properly come before the Annual Meeting or any adjournments or postponements thereof, the Board of Directors intends that the persons named in the proxies will vote upon such matters in accordance with the best judgment of the proxy holders.



                                            BY ORDER OF THE BOARD OF DIRECTORS


                                            /s/ Raymond V. Marino
                                            ---------------------
                                            Raymond V. Marino
                                            Secretary
Cupertino, California
April 19, 2006

                          MISSION WEST PROPERTIES, INC.
                               ------------------
                            ------------------------

                       SOLICITED BY THE BOARD OF DIRECTORS
                   FOR THE 2006 ANNUAL MEETING OF STOCKHOLDERS

     The undersigned hereby appoints Carl E. Berg and Raymond V. Marino, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote all shares of common stock of Mission West Properties, Inc. (the "Company") held of record by the undersigned in favor of each proposal designated on this Proxy Card and to vote the shares of the undersigned in their discretion with respect to other matters that properly come before the 2006 Annual Meeting of Stockholders (the "Annual Meeting") to be held May 17, 2006 and any adjournment of the Annual Meeting.


     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN WITH RESPECT TO A PARTICULAR PROPOSAL, THIS PROXY WILL BE VOTED FOR EACH OF THE NOMINEES IN PROPOSAL 1 AND FOR PROPOSAL 2.

     PLEASE MARK, DATE, SIGN, AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE. NO POSTAGE REQUIRED IF MAILED IN THE UNITED STATES.

------------------------------------------------------------------------------------------------------------------------------------
                                                            DETACH HERE
[X]    Please mark vote as in
       this example

1. Election of Directors                                         2. Ratify the selection of Burr, Pilger & Mayer, LLP as our
   Nominees:  01 Carl E. Berg   02 John C. Bolger   03              independent registered public accounting firm for the
   William A. Hasler   04 Lawrence B. Helzel   05 Raymond V.        fiscal year ending December 31, 2006.
   Marino                                                           FOR                 AGAINST             ABSTAIN
                                                                    [ ]                   [ ]                 [ ]
   [ ] Vote FOR                    [ ] Vote WITHHELD
       nominees all                    from all nominees
       (except as marked)

 Instructions: To withhold authority to vote for any             3. In their discretion, the proxies are authorized to vote upon
 indicated nominee, write the number(s) of the nominee(s)           any other business that may properly come before the meeting.
 in the box provided below.
 -----------------------------------------------------
 |                                                   |
 -----------------------------------------------------


----------------------------------------------------             MARK HERE FOR
                          Name                                   ADDRESS CHANGE      [ ]
                                                                 AND NOTE AT LEFT
----------------------------------------------------
                     Street Address                              Please sign  exactly as name  appears  hereon.  Joint  owners
                                                                 should  each  sign.  Executors,   administrators,   trustees,
----------------------------------------------------             guardians  or other  fiduciaries  should  give full  title as
  City               State    Country     Zip Code               such.  If signing for a corporation  or other entity,  please sign  in  full  corporate  or  other  entity  name  by a duly authorized officer.

[ ] Please  check  here if you plan on  attending  the 2006
    Annual Stockholders Meeting.


Signature: _____________________________    Date:_______________  Signature:______________________________    Date:_____________
